SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             Form 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                          March 31, 1997


                     Cadiz Land Company, Inc.
        (Exact name of issuer as specified in its charter)


                             Delaware
          (State or other jurisdiction of incorporation)


         0-12114                          77-0313235
 (Commission File Number)      (IRS Employer Identification No.)


   10535 Foothill Boulevard, Suite 150, Rancho Cucamonga CA 91730
    (Address of principal executive offices)         (Zip Code)


 Registrant's telephone number, including area code: (909) 980-2738

 Item 9.  Sale of Equity Securities Pursuant to Regulation S

     Effective March 31, 1997, the outstanding obligations owed by the Registrant and its wholly-owned subsidiary, Cadiz Valley Development Corporation ("CVDC") under their outstanding debt facilities with Henry Ansbacher & Co. Limited, a U.K. merchant bank located in London, England ("Ansbacher") were sold by Ansbacher to ING Baring (U.S.) Capital Corporation ("ING"). As consideration for Ansbacher's agreement to sell such obligations, totaling approximately $9.7 million, as well as the agreement of Ansbacher to extend the maturity date of such obligations to April 30, 1997, the Registrant issued to Ansbacher 30,000 shares of the Registrant's common stock pursuant to the exemption from registration provided by Regulation S. Upon acquisition of such obligations by ING, the maturity date of such obligations was further extended by ING to April 30, 1998.


                            SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.





                               CADIZ LAND COMPANY, INC.
                                        (Registrant)



                               By: /s/ Susan K. Chapman
                                   ----------------------
                                   Susan K. Chapman
                                   Chief Financial Officer

 Dated:  April 14, l997